UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2014
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Trustmark Corporation (Trustmark) held its annual shareholders’ meeting on April 29, 2014, at which three proposals were submitted to Trustmark’s shareholders.  The proposals are described in detail in Trustmark’s proxy statement for the annual meeting filed with the Securities and Exchange Commission on March 17, 2014.  The final results for the votes regarding the proposals are set forth below.

Proposal #1:  Election of directors.

Trustmark’s shareholders elected the ten directors named below to serve until the 2015 annual shareholders’ meeting or until their successors have been elected and qualified.  The votes cast for each of the ten directors, who constitute the entire Board of Directors of Trustmark following the meeting, are set forth below:

	For	Withheld	Broker Non-Votes
Adolphus B. Baker	46,511,850	325,113	10,899,135
Toni D. Cooley	46,510,563	326,400	10,899,135
Daniel A. Grafton	46,509,367	327,596	10,899,135
Gerard R. Host	46,531,844	305,119	10,899,135
David H. Hoster II	46,487,716	349,247	10,899,135
John M. McCullouch	46,504,537	332,426	10,899,135
Richard H. Puckett	45,234,163	1,602,800	10,899,135
R. Michael Summerford	46,510,398	326,565	10,899,135
LeRoy G. Walker, Jr.	46,525,055	311,908	10,899,135
William G. Yates III	46,306,059	530,094	10,899,135

Proposal #2:   Advisory vote to approve executive compensation.

Trustmark’s shareholders approved, on an advisory basis, the compensation of Trustmark’s executive officers as disclosed in the proxy statement.  The votes regarding Proposal #2 were as follows:
For	Against	Abstentions	Broker Non-Votes
45,939,945	611,824	285,194	10,899,135

Proposal #3:   Ratification of the selection of KPMG LLP.

Trustmark’s shareholders ratified the selection of KPMG LLP as Trustmark’s independent auditors for the fiscal year ending December 31, 2014.  The votes regarding Proposal #3 were as follows:

For	Against	Abstentions
55,653,566	1,986,916	95,616

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	May 5, 2014